EXHIBIT 99.1

PEDEVCO Announces Closing of D-J Basin Asset Acquisition and Results from Recently Completed Non-Operated Wells

Increases Company’s Interest in Prolific Non-Op Producing Wells

HOUSTON, TX, February 7, 2022 (ACCESSWIRE) -- PEDEVCO Corp. (NYSE American:  PED) announced today that it recently consummated the acquisition of certain additional D-J Basin assets located in Weld County, Colorado from a third party effective July 1, 2021.  These assets include approximately 46.6 net leasehold acres located in the core of the Wattenberg Extension and interests in 14 horizontal wells currently producing from the acreage.  The acquired interest is located within two separate drilling spacing units (DSUs) operated by Bison Oil & Gas II, LLC.  Four of the wells were older legacy wells operated by Bison, and ten were recently completed by Bison with initial flowback in October of 2021.  The ten recently completed wells had average gross production of 661 barrels of oil equivalent per day (BOEPD) per well (85% oil) for the month of January 2022, with production continuing to increase throughout the month.  Average completed well cost were ~$4.5 million gross per well.  With this recently completed acquisition, the Company has increased its average working interest across these two DSUs from 2.50% up to 7.37% and 3.68%, respectively. The estimated total drilling and completion expense payable by the Company for its working interest in these 14 new well interests is ~$2.35 million.

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company's principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

This press release may contain forward-looking statements, including information about management’s view of PEDEVCO’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”) and other securities laws. In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act and such laws, and are subject to the safe harbor created by the Act and applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of PEDEVCO and its subsidiaries to be materially different than those expressed or implied in such statements. These risks include, but are not limited to, risks of our operations not being profitable or generating sufficient cash flow to meet our obligations; risks relating to the future price of oil, natural gas and NGLs; risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; risks related to the need for additional capital to complete future acquisitions, conduct our operations, and fund our business on favorable terms, if at all; risks related to the limited control over activities on properties we do not operate and the speculative nature of oil and gas operations in general; risk associated with the uncertainty of drilling, completion and enhanced recovery operations; risks associated with illiquidity and volatility of our common stock; dependence upon present management; the fact that Mr. Simon Kukes, our CEO and member of the Board, beneficially owns a majority of our common stock; our ability to maintain the listing of our common stock on the NYSE American; COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby; and others that are included from time to time in filings made by PEDEVCO with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on PEDEVCO’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  PEDEVCO cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

CONTACT:

PEDEVCO Corp.
(713) 221-1768
PR@pedevco.com